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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) December 4, 2006





                          CAPSTONE TURBINE CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                      001-15957             95-4180883
  (State or other jurisdiction    (Commission file number)   (I.R.S. Employer
       of incorporation)                                    Identification No.)



               21211 Nordhoff Street, Chatsworth, California 91311 (Address of principal executive offices) (Zip Code)

                                 (818) 734-5300
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations

     Item 1.01.  Entry into a Material Definitive Agreement.

     In connection with the election of Darren R. Jamison as President, Chief Executive Officer and a director of Capstone Turbine Corporation (the "Company"), the Company and Mr. Jamison entered into a Letter Agreement (the "Agreement") regarding Mr. Jamison's employment with the Company as President and Chief Executive Officer as of December 18, 2006.

     The Agreement provides that Mr. Jamison will receive an annual salary of $400,000 with an annual bonus based on performance targets of 100% of base salary payable only in years in which the Company has an operating profit, a special performance bonus of $100,000 to be paid upon achievement of the Company attaining positive cash flow for any two consecutive quarters during the first two years of employment and a signing bonus of $150,000. In the event that Mr. Jamison is terminated without cause during the first three years of his employment with the Company, he will be entitled to receive a termination benefit of continuation of his base salary for one year. In lieu of this benefit, if his employment is terminated during the first three years of employment in connection with a change of control, he will be entitled to salary continuation for eighteen (18) months and full acceleration of vesting of his stock options and restricted stock. He is also eligible to be covered by the Company's Change of Control Severance Plan (the "Change of Control Plan") which provides that in the event an executive is terminated from the Company within twelve months of a change in control, the executive shall be entitled to receive annual base salary plus cash incentive compensation for the year in which the change in control occurs; provided that Mr. Jamison will only receive benefits under the Change of Control Plan to the extent they exceed the severance benefit described above.

     In addition, Mr. Jamison will receive a 10-year stock option grant to purchase 2,000,000 shares of the common stock of the Company. Conditioned on continued employment, the right to exercise the option will become 25% vested after one year and, thereafter, will become vested pro rata each month over the next 36 months. The exercise price for the option will be the fair market value of the Company's common stock at the close of trading on the date his employment commences. In addition, Mr. Jamison will receive a restricted stock grant for 500,000 shares of the Company's common stock that will become 25% vested each year of service over four years.

Section 5 - Corporate Governance and Management

     Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Appointment of Principal Officers

     On December 4, 2006 the Company entered into the Agreement, effective December 18, 2006, providing that Darren R. Jamison, 40, will serve as President, Chief Executive Officer and a director of the Company. Prior to joining the Company, Mr. Jamison served as President and Chief Operating Officer of Northern Power Systems, Inc. since 2004. Previous to Northern Power Systems, he was Vice President and General Manager of Distributed Energy Solutions for Stewart & Stevenson Services, Inc. from 1994 to 2003.

     Mr. Jamison will receive an annual salary of $400,000, a signing bonus and opportunities for performance bonuses, a restricted stock grant of 500,000 shares of the Company's common stock and a stock option grant to purchase 2,000,000 shares of the Company's common stock, all as further described above under Item 1.01.

     The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.




Section 9 -- Financial Statements and Exhibits

      Item 9.01 Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Not applicable.

     (d) Exhibits.

    Exhibit
     Number                                 Description
     ------                                 -----------
      99.1(1) Press Release of Capstone Turbine Corporation, dated December 6, 2006
-----------------

(1) Filed herewith.








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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CAPSTONE TURBINE CORPORATION
                                    (Registrant)

Date:  December 6, 2006             By:  /s/ Walter J. McBride
                                         --------------------------------------
                                         Walter J. McBride
                                         Chief Financial Officer